Exhibit 99.1

Digimarc Reports Second Quarter 2019 Financial Results

Beaverton, Ore. — July 24, 2019 — Digimarc Corporation (NASDAQ: DMRC), the inventor of the Intuitive Computing Platform (ICP™) featuring Digimarc Barcode, reported financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Results

Revenue for the second quarter of 2019 totaled $6.2 million compared to $5.4 million in the second quarter of 2018. The increase in revenue was due to higher subscription and service revenue.

Operating expenses for the second quarter of 2019 totaled $12.1 million compared to $11.5 million in the same quarter a year-ago. The increase in operating expenses was primarily due to routine annual compensation adjustments for employees.

Operating loss for the second quarter of 2019 totaled $8.2 million compared to $8.3 million in the second quarter of 2018. The lower operating loss was primarily due to higher revenue, partially offset by higher operating expenses.

Net loss for the second quarter of 2019 totaled $7.9 million or $(0.68) per diluted share compared to net loss of $8.0 million or $(0.71) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $50.0 million, compared to $37.5 million at March 31, 2019. The increase in cash, cash equivalents and marketable securities was primarily due to the sale of 336 thousand shares of common stock during the quarter, which generated cash net proceeds of $19.6 million.

Conference Call

Digimarc will hold a conference call today (Wednesday, July 24, 2019) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay in the investor section of the company's website. The conference call script will also be posted to the company’s website shortly before the call.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 96755404

If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, image recognition, as layers of its ground-breaking Intuitive Computing Platform. Digimarc is based in Beaverton, Oregon. Its Platform is used by major retailers and consumer brands, global banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything®

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2018 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Gateway Investor Relations

Investor Relations for Digimarc

949-574-3860

DMRC@gatewayir.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Six Month Information
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Revenue:
Service	$3,529	$3,336	$7,164	$6,843
Subscription	2,088	1,444	3,651	3,022
License	563	658	1,025	1,186
Total revenue	6,180	5,438	11,840	11,051

Cost of revenue:
Service	1,553	1,548	3,084	3,111
Subscription	465	508	910	990
License	167	149	325	289
Total cost of revenue	2,185	2,205	4,319	4,390

Gross profit:
Service	1,976	1,788	4,080	3,732
Subscription	1,623	936	2,741	2,032
License	396	509	700	897
Total gross profit	3,995	3,233	7,521	6,661

Gross margin:
Service	56%	54%	57%	55%
Subscription	78%	65%	75%	67%
License	70%	77%	68%	76%
Percentage of gross profit to total revenue	65%	59%	64%	60%

Operating expenses:
Sales and marketing	5,087	4,757	10,037	9,644
Research, development and engineering	3,981	4,058	8,019	8,005
General and administrative	2,686	2,416	5,538	5,048
Intellectual property	393	305	751	620
Total operating expenses	12,147	11,536	24,345	23,317

Operating loss	(8,152)	(8,303)	(16,824)	(16,656)

Other income, net	231	274	468	526

Loss before income taxes	(7,921)	(8,029)	(16,356)	(16,130)

Provision for income taxes	(12)	(9)	(40)	(20)
Net loss	$(7,933)	$(8,038)	$(16,396)	$(16,150)

Earnings (loss) per common share:
Loss per common share - basic	$(0.68)	$(0.71)	$(1.42)	$(1.43)
Loss per common share - diluted	$(0.68)	$(0.71)	$(1.42)	$(1.43)
Weighted average common shares outstanding - basic	11,665	11,337	11,576	11,302
Weighted average common shares outstanding - diluted	11,665	11,337	11,576	11,302

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents (1)	$33,166	$27,278
Marketable securities (1)	16,792	16,378
Trade accounts receivable, net	4,239	3,888
Other current assets	2,140	2,100
Total current assets	56,337	49,644
Property and equipment, net	3,632	3,955
Intangibles, net	6,699	6,649
Goodwill	1,114	1,114
Other assets	3,057	425
Total assets	$70,839	$61,787

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,660	$1,092
Deferred revenue	2,824	3,226
Total current liabilities	5,484	4,318
Lease liability and other long-term liabilities	2,953	854
Total liabilities	8,437	5,172

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	12	12
Additional paid-in capital	184,611	162,428
Accumulated deficit	(122,271)	(105,875)
Total shareholders' equity	62,402	56,615

Total liabilities and shareholders' equity	$70,839	$61,787

(1) Aggregate cash, cash equivalents and short-term marketable securities was $49,958 and $43,656 at June 30, 2019 and December 31, 2018, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Month Information
	June 30,	June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(16,396)	$(16,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	747	764
Amortization and write-off of intangibles	372	287
Stock-based compensation	4,053	3,480
Change in allowance for doubtful accounts	5	-
Changes in operating assets and liabilities:
Trade accounts receivable	(356)	2,561
Other current assets	(40)	210
Other assets	77	(35)
Accounts payable and other accrued liabilities	1,132	(227)
Deferred revenue	(244)	(658)
Lease liability and other long-term liabilities	(325)	(21)
Net cash used in operating activities	(10,975)	(9,789)

Cash flows from investing activities:
Purchase of property and equipment	(404)	(557)
Capitalized patent costs	(359)	(402)
Maturity of marketable securities	14,671	20,839
Purchase of marketable securities	(15,085)	(15,637)
Net cash provided by (used in) investing activities	(1,177)	4,243

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	19,615	—
Exercise of stock options	293	914
Purchase of common stock	(1,868)	(1,120)
Net cash provided by (used in) financing activities	18,040	(206)

Net increase (decrease) in cash and cash equivalents (2)	$5,888	$(5,752)

Cash, cash equivalents and marketable securities at beginning of period	43,656	67,738
Cash, cash equivalents and marketable securities at end of period	49,958	56,784
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$6,302	$(10,954)

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